Nicor Gas Company
                                                                       Form 10-K
                                                                   Exhibit 23.01


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-65486 on Form S-3 of our report, dated February 28, 2005, relating to the financial statements and financial statement schedule of Northern Illinois Gas Company, and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Northern Illinois Gas Company for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 28, 2005